Exhibit 99.15

Note au lecteur

Le Rapport mensuel des opérations financières fournit un aperçu des résultats financiers mensuels du gouvernement du Québec. Il est préparé dans le but d’accroître la transparence des finances publiques et d effectuer un suivi régulier sur l’atteinte de la cible relative au solde budgétaire pour l’année financière. Les informations financières qui y sont présentées ne sont pas auditées et sont basées sur les conventions comptables utilisées dans les états financiers annuels du gouvernement(1).

Le Rapport mensuel des opérations financières au 31 décembre 2019 sera publié le 10 mars 2020.

SOMMAIRE DES RÉSULTATS CONSOLIDÉS
(données non vérifiées, en millions de dollars)
	Novembre			Avril à novembre
	2018	2019	Variation	2018-2019	2019-2020	Variation	Variation (%)
Revenus autonomes	7 597	7 949	352	59 104	60 758	1 654	2,8
Transferts fédéraux	1 879	1 969	90	14 811	15 953	1 142	7,7
Revenus consolidés	9 476	9 918	442	73 915	76 711	2 796	3,8
Dépenses de portefeuilles	-7 716	-8 255	-539	-61 853	-65 473	-3 620	5,9
Service de la dette	-735	-624	111	-5 922	-5 109	813	-13,7
Dépenses consolidées	-8 451	-8 879	-428	-67 775	-70 582	-2 807	4,1
SURPLUS (DÉFICIT)(2)	1 025	1 039	14	6 140	6 129	-11	-
LOI SUR L’ÉQUILIBRE BUDGÉTAIRE
Versements des revenus consacrés au Fonds des générations	-168	-204	-36	-1 708	-1 618	90	-
SOLDE BUDGÉTAIRE(3)	857	835	-22	4 432	4 511	79	-

REVENUS CONSOLIDÉS

Revenus autonomes

Au 30 novembre 2019, soit pour les huit premiers mois de 2019-2020, les revenus autonomes totalisaient 60,8 milliards de dollars. Il s'agit d'une hausse de 1,7 milliard de dollars (2,8 %) comparativement à la même période de l'année précédente.

- La variation cumulative des revenus autonomes s'est accentuée en novembre, en raison notamment de la hausse des revenus provenant de l'impôt des particuliers et des taxes à la consommation, en partie compensée par la baisse des impôts des sociétés.

Variation cumulative
des revenus autonomes
(en millions de dollars)
2,500
2,000
1,500
1,000
500
0
Avril et mai
Juin
Juillet
Août
Septembre
Octobre
Novembre
Décembre
Janvier
Février
Mars

Les **revenus fiscaux** ont augmenté de 1,5 milliard de dollars (3,3 %), pour atteindre 47,9 milliards de dollars, en raison de :

- la hausse de 945 millions de dollars (4,5 %) de l'**impôt sur le revenu des particuliers**, découlant notamment de la croissance des salaires et traitements;
- la hausse de 22 millions de dollars (0,5 %) des **cotisations pour les services de santé**, découlant notamment de la croissance des salaires et traitements, compensée par la réduction du taux de cotisation au Fonds des services de santé pour toutes les PME québécoises;
- la baisse de 58 millions de dollars (1,1 %) des revenus provenant des **impôts des sociétés**, attribuable notamment à l'impact des mesures permettant d'accroître certaines déductions fiscales d'amortissement, annoncées lors de la mise à jour économique et financière de l'automne 2018, baisse ayant eu lieu malgré la croissance des profits des entreprises;
- la diminution de 247 millions de dollars (19,1 %) de l'**impôt foncier scolaire**, attribuable à la réforme du régime de la taxe scolaire, qui vise la diminution des taux de taxes scolaires au Québec;
- la hausse de 877 millions de dollars (6,0 %) des **taxes à la consommation**, en raison notamment de la croissance de la consommation des ménages et de la construction résidentielle.

Les **autres revenus autonomes** ont augmenté de 543 millions de dollars (5,4 %), pour atteindre 10,5 milliards de dollars, en raison de :

- l'augmentation des **droits et permis** de 158 millions de dollars (5,7 %), attribuable principalement à la hausse des revenus perçus dans le cadre du système de plafonnement et d'échange de droits d'émission de gaz à effet de serre du Québec;
- la hausse des **revenus divers** de 385 millions de dollars (5,3 %), attribuable notamment à la hausse des revenus de Capital Mines Hydrocarbures en lien avec la vente des actions détenues dans Minerai de fer Québec.

Les **revenus provenant des entreprises du gouvernement** ont diminué de 428 millions de dollars (15,6 %), pour s'établir à 2,3 milliards de dollars. En juin 2018, Hydro-Québec avait réalisé un gain exceptionnel à la suite de la cession partielle de la filiale TM4. Par ailleurs, la valeur des exportations d'Hydro-Québec a diminué par rapport à l'an dernier en raison surtout des températures moins élevées.

REVENUS AUTONOMES
(données non vérifiées, en millions de dollars)
	Novembre			Avril à novembre
	2018	2019	Variation	2018-2019	2019-2020	Variation	Variation (%)
Impôt sur le revenu et les biens
Impôt sur le revenu des particuliers	2 492	2 681	189	20 895	21 840	945	4,5
Cotisations pour les services de santé	541	563	22	4 369	4 391	22	0,5
Impôts des sociétés	777	648	-129	5 211	5 153	-58	-1,1
Impôt foncier scolaire	147	125	-22	1 291	1 044	-247	-19,1
Taxes à la consommation	1 788	1 905	117	14 613	15 490	877	6,0
Revenus fiscaux	5 745	5 922	177	46 379	47 918	1 539	3,3
Droits et permis	465	563	98	2 790	2 948	158	5,7
Revenus divers	884	922	38	7 197	7 582	385	5,3
Autres revenus autonomes	1 349	1 485	136	9 987	10 530	543	5,4
Total des revenus autonomes excluant ceux des entreprises du gouvernement	7 094	7 407	313	56 366	58 448	2 082	3,7
Revenus provenant des entreprises du gouvernement	503	542	39	2 738	2 310	-428	-15,6
TOTAL	7 597	7 949	352	59 104	60 758	1 654	2,8

Transferts fédéraux

TRANSFERTS FÉDÉRAUX
(données non vérifiées, en millions de dollars)
	Novembre			Avril à novembre
	2018	2019	Variation	2018-2019	2019-2020	Variation	Variation (%)
Péréquation	977	1 094	117	7 821	8 750	929	11,9
Transferts pour la santé	529	540	11	4 229	4 322	93	2,2
Transferts pour l’enseignement postsecondaire et les autres programmes sociaux	134	127	-7	1 078	1 019	-59	-5,5
Autres programmes	239	208	-31	1 683	1 862	179	10,6
TOTAL	1 879	1 969	90	14 811	15 953	1 142	7,7

DÉPENSES CONSOLIDÉES

DÉPENSES CONSOLIDÉES PAR PORTEFEUILLE(4)
(données non vérifiées, en millions de dollars)
	Novembre				Avril à novembre
	2018	(5)	2019	Variation	2018-2019	(5)	2019-2020	Variation	Variation (%)
Éducation et Enseignement supérieur	2 005		2 137	132	14 549		15 308	759	5,2
Santé et Services sociaux	3 461		3 667	206	27 612		29 309	1 697	6,1
Autres portefeuilles(6)	2 250		2 451	201	19 692		20 856	1 164	5,9
Dépenses de portefeuilles	7 716		8 255	539	61 853		65 473	3 620	5,9
Service de la dette	735		624	-111	5 922		5 109	-813	-13,7
TOTAL	8 451		8 879	428	67 775		70 582	2 807	4,1

SURPLUS OU BESOINS FINANCIERS NETS

Composition des surplus ou des besoins financiers nets

Les revenus et les dépenses du gouvernement sont établis selon la méthode de la comptabilité d’exercice. Les revenus sont comptabilisés lorsqu’ils sont gagnés et les dépenses, lorsqu’elles sont réalisées, sans égard au moment où ont lieu les encaissements et les décaissements.

Les surplus (besoins) financiers nets, quant à eux, sont constitués de l écart entre les encaissements et les décaissements résultant des activités du gouvernement. Pour pourvoir à ses besoins financiers nets, le gouvernement a recours à diverses sources de financement, dont sa trésorerie et ses emprunts.

Les diverses rubriques des besoins financiers nets représentent les encaissements et les décaissements nets générés par les investissements du gouvernement en prêts, en placements, en participations dans ses entreprises et en immobilisations, ainsi que par les régimes de retraite et autres avantages sociaux futurs et les autres comptes. Cette dernière rubrique comprend notamment le paiement des comptes fournisseurs et la perception des comptes débiteurs.

Pour la période d’avril à novembre 2019, les surplus financiers nets atteignent 4,1 milliards de dollars et s’expliquent principalement par :

  le surplus de 6,1 milliards de dollars résultant de la différence entre les revenus et les dépenses du gouvernement;

  les besoins financiers de 2,2 milliards de dollars pour les placements, prêts et avances, incluant la croissance de la valeur de des entreprises du gouvernement(7) et un investissement de 283 millions de dollars en actions privilégiées de REM inc.;

  les besoins financiers de 2,0 milliards de dollars pour les immobilisations du gouvernement en raison d’investissements de 4,8 milliards dollars, dont 2,3 milliards de dollars par les établissements de santé et services sociaux et d’éducation, notamment pour la construction et le réaménagement d’infrastructures, et 1,6 milliard de dollars par le Fonds des réseaux de transport principalement pour le remplacement d’infrastructures routières. Ces investissements sont en partie compensés par les dépenses d’amortissement de 2,7 milliards de dollars(7);

  les surplus financiers de 2,2 milliards de dollars liés aux régimes de retraite et autres avantages sociaux futurs, qui présentent un en liquidités pour le versement des prestations aux employés de l’État de 4,1 milliards de dollars, lequel est inférieur à la comptabilisée de 6,3 milliards de dollars. Cette dépense est principalement constituée du coût des prestations acquises au de la carrière de ces employés, soit 1,9 milliard de dollars, et des intérêts de 4,4 milliards de dollars sur les obligations relatives celles-ci(7).

SURPLUS OU BESOINS FINANCIERS NETS
(données non vérifiées, en millions de dollars)
Avril à novembre
	2018-2019	2019-2020
SURPLUS (DÉFICIT)(2)	6 140	6 129
Opérations non budgétaires
Placements, prêts et avances	-2 366	-2 236
Immobilisations	-1 155	-2 015
Régimes de retraite et autres avantages sociaux futurs	1 683	2 229
Autres comptes(8)	-557	-19
Total des opérations non budgétaires	-2 395	-2 041
SURPLUS (BESOINS) FINANCIERS NETS	3 745	4 088

ÉVOLUTION DU SOLDE BUDGÉTAIRE EN 2019-2020

Les résultats au 30 novembre 2019 affichaient un excédent budgétaire de 4,5 milliards de dollars pour les huit premiers mois de l’année.

La croissance des dépenses, qui se situait à 4,1 % au 30 novembre 2019, atteindra 6,3 % d’ici le 31 mars 2020.

  Les initiatives importantes visant à améliorer la qualité des services en santé et en éducation annoncées dans le Plan budgétaire du Québec de mars 2019 ont pour effet d’accélérer la croissance des dépenses dans la deuxième moitié de l’année 2019-2020.

  Par ailleurs, dans Le point sur la situation économique et financière du Québec de l’automne 2019, le gouvernement a présenté d autres initiatives qui rehaussent la croissance des dépenses dans les derniers mois de l’année 2019-2020. Un solde de 738 millions de dollars de ces initiatives reste à être comptabilisé d’ici le 31 mars 2020.

Ainsi, un surplus budgétaire de 1,7 milliard de dollars est attendu pour 2019-2020.

  Ce surplus servira à faire face à un potentiel ralentissement économique, à lutter contre les changements climatiques et à réduire la dette.

  L’évolution des prévisions budgétaires pour 2019-2020 depuis le budget de mars 2019 est présentée dans l’annexe 1.

Conformément à l’engagement pris dans Le point sur la situation économique et financière du Québec de décembre 2018, la prochaine mise à jour du solde budgétaire annuel prévu sera présentée dans le cadre du dépôt du budget de mars 2020.

ÉVOLUTION DU SOLDE BUDGÉTAIRE POUR 2019-2020
(en millions de dollars)
2019-2020
RAPPORT MENSUEL DES OPÉRATIONS FINANCIÈRES AU 30 NOVEMBRE 2019(3)	4 511
RÉSULTATS À VENIR DE DÉCEMBRE 2019 À MARS 2020
Résultats excluant les initiatives
- Revenus consolidés	40 824
- Dépenses consolidées	-41 883
- Versements des revenus consacrés au Fonds des générations	-1 053
Sous-total	-2 112
Solde des initiatives de la mise à jour de l automne 2019 à réaliser
- Remettre de l argent dans le portefeuille des Québécois	-213
- Initiatives ciblées pour répondre à des besoins spécifiques	-525
Sous-total	-738
TOTAL	-2 850
SOLDE BUDGÉTAIRE PRÉVU(3) - ESTIMATION EN DATE DU 20 DÉCEMBRE 2019	1 661

Note : L’estimation du solde budgétaire établie le 20 décembre 2019 ne tient pas compte de la provision pour perte liée au placement du gouvernement dans la société en commandite Airbus Canada. L’impact budgétaire de celle-ci sera pris en compte lors de la mise à jour de l’ensemble des prévisions budgétaires, dans le cadre du budget 2020-2021.

ANNEXE 1 : PRÉVISIONS BUDGÉTAIRES - ÉVOLUTION DEPUIS LE BUDGET DE MARS 2019

Selon l’estimation en date du 20 décembre 2019, un surplus budgétaire de 1,7 milliard de dollars est attendu pour 2019-2020. Il s’agit d’une révision à la hausse de 261 millions de dollars, comparativement au surplus de 1,4 milliard de dollars prévu dans Le point sur la situation économique et financière du Québec de l’automne 2019. Cette révision provient de :

  la hausse de 161 millions de dollars des revenus autonomes, s’expliquant notamment par le suivi des revenus fiscaux, principalement déductions à la source à l’impôt sur le revenu des particuliers, et par le suivi de la vente aux enchères de droits d’émission de gaz effet de serre (GES) du 19 novembre 2019;

  la non-utilisation de la provision pour éventualités de 100 millions de dollars.

PRÉVISIONS BUDGÉTAIRES 2019-2020
(en millions de dollars)
	Budget de	Mise à jour de		Variation			Estimation du	Variation
	mars 2019	l’automne 2019	(9)	(%)	(10)	Révisions	20 décembre 2019	(%)	(10)
REVENUS CONSOLIDÉS
Impôt sur le revenu et les biens
Impôt sur le revenu des particuliers	32 498	33 240		4,6		125	33 365	5,0
Cotisations pour les services de santé	6 596	6 547		3,0		-	6 547	3,0
Impôts des sociétés	8 516	8 707		-5,2		25	8 732	-4,9
Impôt foncier scolaire	1 553	1 548		-16,5		-	1 548	-16,5
Taxes à la consommation	21 864	21 975		4,6		-25	21 950	4,5
Revenus fiscaux	71 027	72 017		2,6		125	72 142	2,8
Droits et permis	4 229	4 376		0,3		36	4 412	1,2
Revenus divers	10 680	11 109		-3,8		-	11 109	-3,8
Autres revenus autonomes	14 909	15 485		-2,7		36	15 521	-2,4
Total des revenus autonomes excluant ceux des entreprises du gouvernement	85 936	87 502		1,7		161	87 663	1,8
Revenus provenant des entreprises du gouvernement	4 778	4 436		-20,0		-	4 436	-20,0
Total des revenus autonomes	90 714	91 938		0,3		161	92 099	0,5
Transferts fédéraux	24 924	25 436		10,0		-	25 436	10,0
Total des revenus consolidés	115 638	117 374		2,3		161	117 535	2,4
DÉPENSES CONSOLIDÉES
Éducation et Enseignement supérieur	-24 436	-24 577		6,5		-	-24 577	6,5
Santé et Services sociaux	-45 433	-45 444		6,8		-	-45 444	6,8
Autres portefeuilles(6)	-34 169	-35 441		10,4		-	-35 441	10,4
Dépenses de portefeuilles	-104 038	-105 462		7,9		-	-105 462	7,9
Service de la dette	-8 996	-7 741		-11,2		-	-7 741	-11,2
Total des dépenses consolidées	-113 034	-113 203		6,3		-	-113 203	6,3
Provision pour éventualités	-100	-100		-		100	-	-
SURPLUS (DÉFICIT)(2)	2 504	4 071		-		261	4 332	-
LOI SUR L’ÉQUILIBRE BUDGÉTAIRE
Versements des revenus consacrés au Fonds
Versements des revenus consacrés au Fonds des générations	-2 504	-2 671		-		-	-2 671	-
SOLDE BUDGÉTAIRE(3)	-	1 400		-		261	1 661	-

ANNEXE 2 : DÉPENSES PAR MISSION

Les dépenses gouvernementales sont ventilées dans cinq missions consacrées aux services publics. Cette ventilation des dépenses de l’État dans ses principaux champs d’activité est un indicateur stable dans le temps, car elle n’est généralement pas influencée par les remaniements ministériels. Par ailleurs, puisqu’elle est également utilisée dans les comptes publics, sa présentation dans le Rapport mensuel des opérations financières permet de mieux suivre l’évolution des résultats réels au cours de l’année.

Les missions consacrées aux services publics sont :

  Santé et services sociaux, qui regroupe principalement les activités du réseau de la santé et des services sociaux ainsi que les programmes administrés par la Régie de l’assurance maladie du Québec;

  Éducation et culture, qui regroupe principalement les activités des réseaux d’enseignement, l’aide financière aux études, les programmes du secteur de la culture ainsi que les programmes liés à l’immigration;

  Économie et environnement, qui comprend notamment les programmes touchant le développement de l’économie, les mesures d’aide à l’emploi, les relations internationales, l’environnement et le soutien aux infrastructures;

  Soutien aux personnes et aux familles, qui comprend notamment les mesures d’aide financière de dernier recours et d’aide à la famille et aux aînés, ainsi que certaines mesures d’aide juridique;

  Gouverne et justice, qui regroupe les activités du pouvoir législatif, des organismes centraux et de la sécurité publique, ainsi que les programmes à caractère administratif.

DÉPENSES CONSOLIDÉES PAR MISSION EXCLUANT LE SERVICE DE LA DETTE
(données non vérifiées, en millions de dollars)
	Novembre			Avril à novembre
	2018	(5)	2019	2018-2019	(5)	2019-2020
Santé et services sociaux	3 381		3 566	26 963		28 617
Éducation et culture	2 072		2 227	15 078		15 851
Économie et environnement	983		914	8 207		8 365
Soutien aux personnes et aux familles	719		864	6 822		7 255
Gouverne et justice	561		684	4 783		5 385
TOTAL	7 716		8 255	61 853		65 473

ANNEXE 3 : APPLICATION MENSUELLE DE CONVENTIONS COMPTABLES

Depuis le 1er avril 2019, le gouvernement intègre dans le Rapport mensuel des opérations financières trois méthodes comptables utilisées pour la préparation des états financiers consolidés du gouvernement. Ces modifications n’ont aucune incidence sur les états financiers consolidés du gouvernement.

Informations financières mensuelles des organismes des réseaux de la santé et des services sociaux et de l’éducation

Les informations financières mensuelles des entités des réseaux sont maintenant consolidées, ligne par ligne, selon une méthodologie qui permet au gouvernement de refléter ou d’estimer les informations financières réelles des organismes des réseaux. Auparavant, elles étaient comptabilisées selon la méthode modifiée de comptabilisation à la valeur de consolidation, à partir d’une information prévisionnelle répartie linéairement et ajustée en fin d’année financière.

Revenus provenant de l’impôt sur le revenu des particuliers et cotisations pour les services de santé

Le gouvernement estime les revenus provenant de l’impôt sur le revenu des particuliers et des cotisations pour les services de santé retenus à la source par les employeurs et les payeurs (mandataires) qui n’ont pas été encaissés par le gouvernement à la fin du mois. La nouvelle méthode d’estimation de ces sommes considère la rémunération gagnée par les contribuables au lieu de celle qui leur a été versée au cours du mois.

Application mensuelle de la norme comptable sur les paiements de transferts

Le gouvernement a revu son application mensuelle de la norme sur les paiements de transferts. Dorénavant, les paiements de transferts sont comptabilisés lorsqu’ils sont autorisés par l’entité cédante et que les critères d’admissibilité sont respectés par l’entité bénéficiaire. Auparavant, ces transferts étaient constatés linéairement ou en fonction des déboursés, selon l’entité. Cette modification comptable a une incidence sur les résultats du gouvernement uniquement lorsque les paiements de transferts sont réalisés à l’extérieur de son périmètre comptable.

Ces modifications ont été appliquées rétroactivement avec redressement des périodes précédentes, ce qui a eu pour effet la révision du surplus et du solde budgétaire du gouvernement de la période d’avril à novembre 2018 de la façon présentée dans le tableau suivant.

MODIFICATIONS DES RÉSULTATS CONSOLIDÉS DE 2018-2019
(données non vérifiées, en millions de dollars)
	Avril à novembre 2018
	Informations financières	Méthode d estimation	Norme sur les
	des organismes	des revenus fiscaux	paiements
	des réseaux	perçus par les mandataires	de transferts	Total
SURPLUS DÉJÀ ÉTABLI(2)				6 052
Revenus
Revenus autonomes	2 811	709	-	3 520
Transferts fédéraux	163	-	-50	113
Total des revenus	2 974	709	-50	3 633
Dépenses
Dépenses de portefeuilles	-3 221	-	-175	-3 396
Service de la dette	-149	-	-	-149
Total des dépenses	-3 370	-	-175	-3 545
TOTAL DES RÉVISIONS	-396	709	-225	88
SURPLUS REDRESSÉ(2)				6 140
Versements des revenus consacrés au Fonds des générations				-1 708
SOLDE BUDGÉTAIRE REDRESSÉ(3)				4 432

Par ailleurs, certaines données de la période d avril à novembre 2018 ont été reclassées afin qu’elles soient conformes à la présentation adoptée en 2019-2020. Ces reclassements n’ont aucune incidence sur le surplus ni sur le solde budgétaire du gouvernement.

Informations financières consolidées

Les résultats consolidés regroupent les résultats de l’ensemble des entités faisant partie du périmètre comptable du gouvernement, c’est-à-dire qui sont sous son contrôle. Afin d’établir les résultats consolidés, le gouvernement élimine les opérations entre les entités du périmètre comptable. Des informations additionnelles sur l’organisation financière du gouvernement et le financement des services publics peuvent être consultées aux pages 13 à 18 du document Processus et documentation budgétaires : une reddition de comptes sur les finances publiques de l’État.

Notes

(1)	Les conventions comptables du gouvernement peuvent être consultées aux pages 95 à 107 des Comptes publics 2018-2019.
(2)	Il s’agit du solde au sens des comptes publics.
(3)	Il s’agit du solde budgétaire au sens de la Loi sur l’équilibre budgétaire.
(4)	Les dépenses consolidées par mission sont présentées dans l’annexe 2.
(5)	Certaines dépenses ont été reclassées entre les portefeuilles et entre les missions pour qu elles tiennent compte du passage à la structure budgétaire 2019-2020.
(6)	Les autres portefeuilles incluent les éliminations interportefeuilles, qui résultent de l élimination des opérations réciproques entre entités de différents portefeuilles.
(7)	Ces éléments, qui sont inclus dans le surplus (déficit) budgétaire du gouvernement, sont éliminés dans les opérations non budgétaires, car ils n ont pas d effet sur les liquidités.
(8)

Les surplus ou besoins financiers relatifs aux autres comptes peuvent varier de façon importante d’un mois à l’autre, notamment en fonction du moment où le gouvernement encaisse ou décaisse les sommes relatives à ses activités. Par exemple, lorsque le dernier jour d’un mois n’est pas un jour ouvrable, les remises relatives à la TVQ sont encaissées au début du mois suivant, de sorte que l’équivalent de deux mois de remises peut être encaissé au cours d’un même mois.

(9)

La présentation de l’information budgétaire du présent rapport mensuel est conforme à celle du cadre financier consolidé, tel que publié à la page A.19 du Point sur la situation économique et financière du Québec - Automne 2019.

(10)	Il s’agit de la variation annuelle par rapport aux résultats réels de 2018-2019.

Pour tout renseignement, communiquer avec la Direction des communications du ministère des Finances, au 418 528-7382.

Le rapport est également publié sur le site Web du ministère des Finances : www.finances.gouv.qc.ca.